UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2018

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Andrea Papaconstantopoulos and Appointment of John Ellis

On May 4, 2018, Andrea Papaconstantopoulos notified 2U, Inc. (the “Company”) of her resignation from her position as the Company’s Chief Accounting Officer, effective May 4, 2018.  As Chief Accounting Officer, Ms. Papaconstantopoulus served in the role of principal accounting officer.  Ms. Papaconstantopoulos intends to remain with the Company for a transition period through July 2, 2018 before departing to pursue other opportunities.

Effective May 7, 2018, the Company has appointed John B. Ellis, age 50, as the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer. Prior to joining the Company, Mr. Ellis was employed with Newell Brands, a global consumer products company, from June 2003 to November 2017, most recently in the role of Vice President Finance and Operations. In his fourteen-plus years with Newell, Mr. Ellis held numerous executive finance roles of increasing responsibility including Vice President, Treasurer, Vice President, Development Finance, Vice President, Corporate Controller & Chief Accounting Officer and Vice President, Mergers & Acquisitions.   Mr. Ellis started his career at Ernst & Young LLP, where, during his ten years at the firm, he served in various accounting advisory and assurance roles. A certified public accountant for over twenty-five years, Mr. Ellis received his BBA in Accounting from Loyola University, MD and his MBA in Finance from Johns Hopkins University.

Under the terms of Mr. Ellis’s employment as Senior Vice President, Corporate Controller and Chief Accounting Officer, he is entitled to receive an annual base salary of $285,000 and is eligible for annual bonus compensation in the discretion of the Company based upon the achievement of milestones to be determined by the Company and set forth in the Company’s bonus plan for each fiscal year. Mr. Ellis’s target annual bonus amount is equal to forty percent (40%) of his base salary, but the exact amount of each annual bonus will be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”).  Subject to the approval of the Compensation Committee, Mr. Ellis will be entitled to receive stock options with a fair market value on the date of grant of $145,000 (the “Ellis Option Award”) and restricted stock units with a fair market value on the date of grant of $145,000 (the “Ellis RSU Award”, and together with the Ellis Option Award, the “Ellis Equity Awards”).  Twenty-five percent (25%) of the Ellis Option Award will vest on the first anniversary of the grant date, and the remaining seventy-five percent (75%) will vest in equal monthly installments thereafter, subject in each case to his continued employment through the applicable vesting date.  The Ellis RSU Award will vest in equal annual installments over a four-year period, commencing on the first anniversary of the grant date, subject to his continued employment through the applicable vesting date.  The Ellis Equity Awards will be made pursuant and subject to the Company’s 2014 Equity Incentive Plan (the “Plan”), and the Company’s standard forms of stock option award agreement and restricted stock unit award agreement (together, the “Agreements”).

The Company issued a press release announcing that Mr. Ellis joined the Company as its Senior Vice President, Corporate Controller and Chief Accounting Officer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Exhibit Description
99.1	Press release, dated May 9, 2018, “John Ellis joins 2U, Inc. as SVP, Corporate Controller and Chief Accounting Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
	Title:	Chief Executive Officer

Date: May 9, 2018